Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share,$0.0001 par value, and one-half of one redeemable warrant (2)	457	(o)	28,750,000	$10.00	$287,500,000	0.0000927	$26,651.25
	Equity	Class A Ordinary Shares included as part of units (3)	Other (4)		28,750,000
	Equity	Redeemable warrants included as part of units	Other (4)		14,375,000
Fees to be Paid	Equity	Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units (1)	457	(o)	14,375,000	$11.50	$165,312,500	0.0000927	$15,324.47 (5)
	Total Offering Amounts						$452,812,500	0.0000927	$41,975.72 (6)
	Total Fees Previously Paid								$37,778.15 (6)
	Total Fee Offsets								-
	Net Fee Due								$4,194.57 (6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Calculated pursuant to Rule 457(g) based on the exercise price of the warrants.

(6)	The amount of $37,778.15 was previously paid in connection with the prior Registration Statement. An incremental amount of $4,194.57 was paid prior to this filing due to an increase in the size of the offering.